SUMMARY OF EMPLOYMENT TERMS

                                      BETWEEN
                                COFFEE PEOPLE, INC.
                                        AND
                                  SECOND CUP INC.
                                        AND
                                  KENNETH B. ROSS

These summary employment terms are effective from the Closing Date of the transaction contemplated by the Acquisition Agreement between Coffee People, Inc. (the "Company") and Second Cup Inc., dated November 13, 1997 (the "Transaction"). All salary and bonus provisions contained herein shall replace any then existing compensation as at the Closing Date.

1.  TERM:             One year from the  Closing  Date of the  Transaction.  The
                      Closing Date is expected to be on or before March 31, 1998.

2.  LOCATION:         Portland, Oregon with expense paid travel as required.

3.  TITLE:            Vice President, Finance and Secretary, Coffee People, Inc.

4.  DUTIES:           Reporting to the CEO of Coffee  People,  Inc.,  all duties customarily assigned to this position.

5.  COMPENSATION:     Annual Salary: Base salary fixed at $115,000.00 per annum.

                      Salary Adjustment:  $7,500.00 payable six months following
                      the  Closing   Date,   provided   the   employee  has  not
                      voluntarily resigned from the employment of the Company.

                      $7,500.00 payable twelve months following the Closing Date, provided the employee has not voluntarily resigned from the employment of the Company. Should the employee resign subsequent to six months from the Closing Date, this payment shall be "pro rated" for the period between six months after the Closing Date and the last date of employment.

                      Success Fee: $25,000.00 payable six months following the Closing Date, provided the employee has not voluntarily resigned from the employment of the Company prior to this date.

                      Bonus: $16,250.00 payable six months following the Closing Date, provided the employee has not voluntarily resigned from the employment of the Company prior to this date.

                      $16,250.00 payable twelve months following the Closing Date, provided the employee has not voluntarily resigned from the employment of the Company prior to this date.

6.  BENEFITS:         To be no less favorable than those currently in place.

7.  TERMINATION
      WITH CAUSE:     Wages  paid  through   termination  date  plus  one  month
                      severance paid.

                      If termination is in the first six months following the Closing Date, then no salary adjustment shall be paid.

                      If termination is after six months following the Closing Date, then the salary adjustment for the second six month period shall be pro rated to the termination date and paid.

                      Bonus and success fee entitlement forfeited, unless termination occurs subsequent to payment dates. There shall be no accrued calculation of bonuses or success fee--these payments vest on a lump sum basis on the payment dates.

                      Employee benefits cancelled at employer's option.

8.  TERMINATION
      WITHOUT CAUSE:  Wages  paid  through  termination  date  and the  later of twelve months following the Closing Date or six months following termination, paid as a lump sum less all applicable withholding taxes.

                      Any unpaid salary adjustment to be paid, less all applicable withholding taxes.

                      All  outstanding  bonus and success fee payments vest upon
                      termination   and  are  to  be   paid,   less   applicable
                      withholding taxes.

                      Employee benefits remain in effect for the severance period.

9.  VOLUNTARY
      RESIGNATION:    Employee  agrees  to  provide  90 days' written  notice of resignation.

                      Wages paid through last date of employment, which shall be 90 days after employee has provided written notice of resignation, unless at its option, the Company determines an earlier effective date of resignation, in which case, wages shall only be paid to the effective date of resignation.

                      No additional bonus or success fee monies paid if not otherwise payable by last date of employment.

                      Employee benefits cease as of last date of employment.

These terms of employment, effective from the Closing Date of the Transaction, are hereby agreed by:

                                              COFFEE PEOPLE, INC.


/s/ Kenneth B. Ross                           By: /s/ Taylor H. Devine
------------------------                          -----------------------
Kenneth B. Ross                                    Coffee People, Inc.


/s/ KA Welsh
------------------------
Second Cup Inc.